Confidential

Project Integrate Fairness Opinion

Materials for Discussion

July 28, 2019

Broadhaven
CAPITAL PARTNERS

Important Disclosures

Broadhaven Capital Partners ("Broadhaven") has prepared and provided these materials (the "Confidential Information") solely for the information and assistance of the Special Committee of the Board of Directors (the "Board") of Sierra Income Corporation (the "Company") in connection with its consideration of the matters referred to herein. Except as otherwise agreed, without Broadhaven's prior written consent, the Confidential Information may not be circulated or referred to publicly, disclosed to or relied upon by any other person, or used or relied upon for any other purpose. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and / or any committee thereof, on the one hand, and Broadhaven, on the other hand.

The Confidential Information has been prepared and based on information obtained by Broadhaven from publicly available sources, the Company's management, Medley Management Inc. ("Medley") and / or other sources. In preparing the Confidential Information, Broadhaven has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Broadhaven, and Broadhaven does not assume any liability for any such information. Broadhaven does not provide accounting, tax, legal, accounting or regulatory advice. Broadhaven's role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Broadhaven does not assume responsibility if future results are materially different from those forecast.

Broadhaven has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any other person and has no obligation to evaluate the solvency of the Company or any person under any law. The analyses in the Confidential Information are not appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relevant merits of any strategic alternative referred to herein as compared to any other alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Broadhaven as of, the date of such Confidential Information, and Broadhaven assumes no responsibility for updating or revising the Confidential Information.

These materials and the related presentation supersede any previous documents or presentations delivered by Broadhaven to the recipient in connection with the proposed transaction. These materials and the related presentation and the information contained herein and therein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisory or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategy, and does not constitute legal, regulatory, accounting or tax advice to the recipient. Broadhaven recommends that the recipient seek third party legal, regulatory, accounting and tax advice regarding the contents of this document and the related presentation.

Notwithstanding anything herein to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Broadhaven imposing any limitation of any kind.

Table of Contents

I. Summary of Revised Transaction

Transaction History

- On August 9, 2018, SIC, MCC and MDLY announced that the companies had entered into a definitive merger agreement for a three-way combination (“Original Transaction”)
- Broadhaven provided a fairness opinion to the Special Committee of SIC with respect to the Original Transaction
- The Joint Proxy was filed on December 21, 2018, with a shareholder vote initially set for February 8, 2019, which was subsequently postponed multiple times
- On February 11, 2019, FrontFour Capital Group (“FrontFour”) commenced litigation in Delaware Chancery Court with respect to a number of parties to the Original Transaction. On March 11, 2019, the Court issued its opinion (“Delaware Opinion”) that MCC’s directors violated their fiduciary duties in entering into the Original Transaction and enjoined the shareholder vote pending corrective disclosures by MCC
- On July 24, 2019, MCC and FrontFour entered into a settlement agreement (the “Settlement”) pursuant to which
  - Eligible MCC shareholders will receive $17mm of cash and $30mm of SIC stock based on the pro forma NAV of SIC following the consummation of the Revised Transaction, as defined below, with MDLY and MCC
  - MCC is permitted to undertake a 65-day go-shop process with a potential 2-week extension under certain circumstances
- Since the Delaware Opinion, SIC, MCC and MDLY have renegotiated the terms of the Original Transaction
- Broadhaven has been asked to provide an opinion with respect to the transaction (the “Revised Transaction”) described below
  - SIC to acquire MDLY (“MDLY Merger”) and to merge with MCC (“MCC Merger”) (collectively, “Three-Way Merger”)
  - The MCC Merger will be cross conditioned on the MDLY Merger, however the MDLY Merger will not be cross conditioned on the MCC Merger. Should MCC choose not to participate in the transaction, the MDLY Merger will still occur (“Bi-Lateral Merger”)
- The exchange ratio for MCC has been renegotiated from between 0.68x-0.70x to 0.66x-0.68x following management reports of underperformance at MCC (preliminary 6/30 results indicate a 6.0% decline in NAV from 3/31/2019 at MCC and a 1.4% decline at SIC)
  - In addition, legal terms related to the go-shop have been renegotiated
  - MCC is also permitted to purchase $5mm of incremental insurance

Summary of Revised Transaction

3-Way Merger (Combination of SIC, MDLY, and MCC)

Structure	▪ Three-way combination of Sierra Income Corporation ("SIC" or "Sierra"), Medley Capital Corporation ("MCC") and Medley Management Inc. ("MDLY") through two contemporaneous transactions − Merger of MCC into SIC ("MCC Merger") − Acquisition of MDLY by SIC ("MDLY Acquisition")

Transaction Terms and Consideration	▪ MCC shareholders will receive between 0.66x-0.68x shares of SIC common stock, dependent on the outcome of plaintiff's legal fees within a narrow range of $10mm to $15mm, with the exchange ratio declining ratably
	− If the plaintiff's legal fees are greater $15mm or less than $10mm, the exchange ratio will be 0.66x and 0.68x, respectively
	− In addition, SIC will assume the settlement liability of $47mm from the Settlement Agreement ("Settlement Amount") and deliver the proceeds to the MCC shareholders, consisting of $17mm in cash and $30mm of shares of SIC at pro forma NAV
	− The Settlement Amount has been deducted from the consideration to be received by the MDLY shareholders and unitholders; for purposes of our analysis, we have treated the Settlement Amount as additional purchase price for MDLY
	▪ MDLY public shareholders, unvested Restricted LLC unitholders and MDLY restricted stock unitholders will receive differential consideration from the MDLY LLC unitholders
	− In aggregate, MDLY shareholders will receive (1) 0.2795x shares of SIC common stock per MDLY share (we discuss the value of SIC shares later in this presentation) and (2) cash in the amount of $2.38 per such share
	  − MDLY public shareholders will receive (1) 0.2668x shares of SIC common stock and (2) cash in an amount equal to $2.96 per such share
	  − MDLY LLC unitholders will receive (1) 0.2072x shares of SIC common stock and (2) cash in an amount equal to $2.66 per such share
	  − The unvested restricted LLC unitholders and MDLY restricted stock unitholders will receive 0.7079x shares of SIC RSUs that will vest over a period of 3 years
	− Depending on the valuation of SIC, cash comprises 56 – 64% of the total consideration (1)

Pro Forma Ownership	▪ 67% to SIC shareholders, 27% to MCC shareholders (inclusive of shares from the Settlement Agreement), 5% to MDLY management and 2% to MDLY non-management shareholders (2)
Tax Receivable Agreement ("TRA")	▪ MDLY has agreed to terminate the existing TRA with unitholders; as a result, NewCo will receive 100% of the value of the basis step-up created from the acquisition

1. Assumes valuation range between 70% – 100% of NAV
2. Based on 0.66x MCC exchange ratio

Summary of Revised Transaction (cont'd)

3-Way Merger (Combination of SIC, MDLY, and MCC)

Go-Shop and Termination Fee	▪ MCC is permitted to reach out to other parties and respond to inquiries with respect to a possible other transaction within a period of 65 days beginning on the date of the signing of the amended merger agreement ("MCC Go-Shop Period) with a potential 2-week extension under certain circumstances ▪ MDLY and SIC are permitted to speak with parties who have previously approached them within the MCC Go-Shop Period ▪ If MCC terminates the merger agreement under circumstances where MCC is not obligated to pay the termination fee to SIC and the MDLY Acquisition is consummated, the MDLY LLC unitholders will make an expense reimbursement payment to SIC of $2.5mm, which may be through an offset to the merger consideration to the MDLY LLC unitholders ▪ If MCC terminates the merger agreement after the end of the go-shop period, the original $6mm termination fee provided for in the merger agreement will apply
Board of Directors	▪ Following the consummation of the transaction, the board of SIC will consist of − The three current independent directors from SIC − One independent director from MCC (to be selected by the SIC independent directors) − One additional independent director (to be selected by the SIC independent directors) − Brook Taube, CEO of Medley Management ▪ Steve Byers to serve as Independent Chairman following the closing of the transaction
Key Management	▪ SIC will enter into new employment contracts with key management personnel as part of the transaction ▪ Key management personnel are precluded from competing against NewCo for 12 months, disclosing confidential information indefinitely, or transferring shares acquired from the merger during the 1-year lock-up period beginning on the closing date
Expected Closing & Related Conditions	▪ Anticipated in Q4 2019 / Q1 2020 ▪ Conditions to closing will include − The MCC Merger will be cross conditioned on the acquisition of MDLY by SIC − The MDLY Acquisition is not cross conditioned on the merger of MCC − Receipt of SEC exemptive relief as to (1) the ownership of a registered investment company and (2) the merger of two registered investment advisors Shareholder votes of SIC, MCC and MDLY shareholders − Other customary closing conditions

Summary of Revised Transaction

Bi-lateral Merger (Combination of SIC and MDLY, excluding MCC)

Structure	▪ Acquisition of Medley Management Inc. (“MDLY”) by Sierra Income Corporation (“SIC” or “Sierra”) ▪ We have assumed, for the purposes of our valuation analysis only, that Medley Management is no longer the external manager of Medley Capital Corporation (“MCC”), which may or may not be the case
Transaction Terms and Consideration	▪ MDLY public shareholders, unvested Restricted LLC unitholders and MDLY restricted stock unitholders will receive differential consideration from the MDLY LLC unitholders − In aggregate, MDLY shareholders will receive (1) 0.2795x shares of SIC common stock per MDLY share (we discuss the value of SIC shares later in this presentation) and (2) cash in the amount of $2.38 per such share − MDLY public shareholders will receive (1) 0.2668x shares of SIC common stock and (2) cash in an amount equal to $2.96 per such share − MDLY LLC unitholders will receive (1) 0.2072x shares of SIC common stock and (2) cash in an amount equal to $2.66 per such share − The unvested restricted LLC unitholders and MDLY restricted stock unitholders will receive 0.7079x shares of SIC RSUs that will vest over a period of 3 years − Depending on the valuation of SIC, cash comprises 56 – 64% of the total consideration (1)
Pro Forma Ownership	▪ 91% to SIC shareholders, 7% to MDLY management, and 2% to MDLY non-management shareholders
Tax Receivable Agreement (“TRA”)	▪ MDLY has agreed to terminate the existing TRA with unitholders; as a result, NewCo will receive 100% of the value of the basis step-up created from the acquisition
Board of Directors	▪ To be determined
Key Management	▪ SIC will enter into new employment contracts with key management personnel as part of the transaction ▪ Key management personnel are precluded from competing against NewCo for 12 months, disclosing confidential information indefinitely, or transferring shares acquired from the merger during the 1-year lock-up period beginning on the closing date
Expected Closing & Related Conditions	▪ Anticipated in Q4 2019 / Q1 2020 ▪ Conditions to closing will include − Receipt of SEC exemptive relief as to the ownership of a registered investment company − Shareholder votes of SIC and MDLY shareholders − Other customary closing conditions

1. Assumes valuation range between 70% – 100% of NAV

Transaction Rationale

- Project Integrate is intended to create a leading internally managed BDC and to provide compelling strategic and financial benefits to the shareholders of SIC, MCC and MDLY

Three-Way Combination

- Creates a liquid, publicly-traded security
  - Provides liquidity for SIC shareholders
  - Significantly increases equity market liquidity for MCC and MDLY shareholders
  - Greater access to capital markets with an enhanced opportunity to drive efficiencies with financing providers
- Financially attractive to SIC shareholders (1)
  - 18.1% accretive to 2020P net investment income per share
  - 1.56bps accretive to 2020P operating return on equity
  - 0.3% accretive to NAV per share
- Newco becomes an internally managed BDC, which may provide valuation upside

SIC Acquires MDLY (excl. MCC)

- Creates a liquid, publicly-traded security
  - Provides liquidity for SIC shareholders
  - Significantly increases equity market liquidity for MDLY shareholders
  - Greater access to capital markets with an enhanced opportunity to drive efficiencies with financing providers
- Financially attractive to SIC shareholders
  - 8.8%+ accretive to 2020P net investment income per share
  - 0.94bps+ accretive to 2020P operating return on equity
  - 0.7% dilutive to NAV per share
- Newco becomes an internally managed BDC, which may provide valuation upside

1. The analysis below assumes 0.66x MCC / SIC exchange ratio

Updated Merger Analysis

	Three-way Merger	Bi-lateral Merger [4]
SIC:		
3/31/2019 NAV per share	$6.71	$6.71
MCC Consideration:		
3/31/2019 NAV per share [1]	$5.25	N/A
Exchange ratio	0.6600x	N/A
Effective price (Standalone SIC at 70% NAV)		
Per share ($)	$3.10	N/A
Aggregate ($mm)	$169	N/A
Aggregate including settlement payment ($mm)	$207	N/A
MDLY Consideration:		
Run Rate Core EBITDA ($mm) [2]	$20.8	$13.9 / $16.8
% cash / % stock	51% / 49% [5]	56% / 44%
Stock exchange ratio	0.4066x [5]	0.2795x
Effective price (Standalone SIC at 70% NAV)		
Per share ($)	$4.77	$3.69
Adjusted per share, net of basis step-up ($)	3.79	2.74
Aggregate equity value ($mm)	$168	$130
Aggregate enterprise value ($mm) [3]	270	232
Accretion / (Dilution):		
2020P net investment income (%)	18.1%	8.8% / 12.2%
3/31/2019 NAV (%)	0.3	(0.7)
2020P ROE increase / decrease (bps)	1.56	0.94 / 1.20
Memo: Leverage		
Standalone SIC [1]	0.48x	0.48x
Pro Forma	0.58	0.44

Broadhaven
CAPITAL PARTNERS

Note: Medley management projections adjusted to include $2mm of incremental insurance expense assumption each for SIC, MCC, and MDLY starting in 2020P

1. NAV adjusted to exclude the impact of Integrate expenses related to the Delaware litigation of $8.5mm; also excludes $600k relating to MCC purchasing $5mm of incremental insurance
2. Represents annualized 1Q19 Adjusted Core EBITDA for the Revised Transaction including MCC, and the low and high Adjusted Core EBITDA for the Revised Transaction excluding MCC
3. Net debt as of March 31, 2019 per company filings; debt excludes loans payable; cash adjusted to include incremental $7.8mm related to compensation paid in the form of RSUs
4. Ranges represent low and high cost saving cases of $6.9mm (low) or $9.7mm (high)
5. Assumes cash paid and shares issued to MCC as part of the Settlement Agreement was not deducted from the MDLY consideration

II. Overview of SIC, MCC, and MDLY

Quarterly Results since Original Transaction Announcement

	At Ann. 6/30/18	9/30/18	12/31/18	Current 3/31/19	*% Change From 6/30/2018*
SIC:					
NAV per share ($)	$7.27	$7.05	$6.72	$6.71	*(8%)*
Net investment income ($mm)	$12.3	$12.4	$10.7	$8.8	
NII per share ($)	$0.13	$0.13	$0.10	$0.09	
Dividend per share ($)	0.16	0.16	0.16	0.16	
Leverage (x)	0.54x	0.53x	0.53x	0.49x	
Non-accrual - at fair value (%)	4.2%	4.7%	4.5%	4.5%	
MCC:					
NAV per share ($) (1)	$6.43	$5.90	$5.61	$5.25	*(18%)*
Adjusted net investment income ($mm) (2)	$0.9	$0.7	$1.8	$0.9	
NII per share ($) (2)	$0.02	$0.01	$0.03	$0.02	
Dividend per share ($)	0.10	0.10	0.10	0.05	
Regulatory leverage (x) (3)	0.79x	0.86x	0.87x	0.95x	
Non-accrual - at fair value (%)	10.0%	7.3%	7.5%	9.1%	
MDLY:					
FEAUM ($mm)					
SIC	$1,103	$1,068	$1,030	$1,013	*(8%)*
MCC	789	742	714	696	*(12)*
SMAs and other	1,068	1,081	1,041	1,003	*(6)*
Total FEAUM	$2,960	$2,891	$2,785	$2,711	*(8)*
Income Statement ($mm)					
Management fees	$12.0	$12.3	$10.7	$10.9	*(9)*
Performance fees and other revenues	3.2	2.1	1.9	2.9	*(10)*
Total revenues	$15.2	$14.4	$12.6	$13.8	*(9)*
Compensation expenses	$7.3	$6.2	$9.8	$8.0	*10*
Other expenses	2.5	2.6	1.3	0.6	*(78)*
Total expenses	$9.8	$8.8	$11.1	$8.6	*(13)*
Core EBITDA (4)	$5.4	$5.6	$1.5	$5.2	*(3)*

1. 3/31/19 NAV adjusted to exclude the impact of Integrate expenses related to the Delaware litigation of $8.5mm; also excludes $600k relating to MCC purchasing $5mm of incremental insurance
2. 3/31/19 net investment income and net investment income per share exclude $11.5mm of estimated expenses related to Project Integrate
3. Regulatory leverage excludes SBA debt
4. 1Q19 Core EBITDA figure represents a figure that excludes one-time adjustments. See page 35 for schedule of adjustments

SIC Summary Financials

$mm unless otherwise stated	Fiscal Year 12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	Quarter 3/31/2019	Average 2013-Q1 2019
Income Statement								
Net investment income	$5.3	$19.6	$46.5	$60.0	$52.5	$46.7	$8.8	
Net realized and unrealized gain / (loss)	0.9	(5.5)	(56.6)	9.4	(40.0)	(75.2)	6.1	
Net earnings	6.3	14.1	(10.1)	69.3	12.5	(28.5)	14.9	
Earnings per share	$0.85	$0.40	($0.14)	$0.77	$0.13	($0.29)	$0.15	
Net investment income per share	0.72	0.55	0.66	0.66	0.55	0.48	0.09	
Dividend per share	$0.80	$0.80	$0.80	$0.76	$0.64	$0.64	$0.16	
Dividend payout ratio [1]	113%	147%	122%	114%	117%	133%	181%	122%
Balance Sheet								
Investments, at fair value	$137.8	$616.9	$907.4	$983.1	$1,064.1	$923.5	$890.2	
Total shareholders' equity	153.0	486.5	674.1	773.1	740.0	662.1	667.4	
NAV / share	$9.18	$8.97	$8.16	$8.17	$7.66	$6.72	$6.71	
Operating Ratios								
Return on equity:								
GAAP	7.2%	4.4%	(1.7%)	9.6%	1.7%	(4.1%)	9.0% [4]	3.0%
Operating	6.2	6.1	8.0	8.3	6.9	6.7	5.3 [4]	6.7
Portfolio yield [2]	10.0	10.8	11.5	10.4	9.9	10.8	11.1 [4]	
Portfolio yield (simplified) [3]	8.8	8.3	9.8	9.6	9.7	9.4	8.9 [4]	
Non-accrual % of total portfolio (at fair value)	--	0.1	1.1	3.6	2.6	4.5	4.5 [4]	
Debt / equity (GAAP)	0.10x	0.49x	0.57x	0.50x	0.58x	0.53x	0.49x	

Broadhaven CAPITAL PARTNERS

Source: Company filings, S&P Global
1. Dividends paid / net investment income
2. The weighted average yield represents amortized total investments yield to maturity including the yield of cash collateral on the total return swap ("TRS"); the TRS was terminated in 1Q19
3. Total interest and dividend income / average investments at fair value
4. Represents an annualized 1Q19 figure

MCC Summary Financials

Calendar Year Financials

	Calendar Year						Quarter	Average
$mm unless otherwise stated	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	3/31/2019	2013-Q1 2019
Income Statement								
Net investment income	$53.8	$78.0	$68.2	$48.1	$33.4	$7.0	$0.9 (1)	
Net realized and unrealized gain / (loss)	(9.7)	(58.5)	(103.9)	(30.5)	(86.8)	(96.0)	(14.0)	
Net earnings	44.1	19.5	(35.6)	17.6	(53.3)	(89.1)	(13.2)	
Earnings per share	$1.27	$0.43	($0.65)	$0.32	($0.99)	($1.63)	($0.24) (1)	
Net investment income per share	1.56	1.51	1.20	0.88	0.61	0.13	0.02 (1)	
Dividend per share	$1.46	$1.48	$1.20	$1.04	$0.70	$0.46	--	
Dividend yield	10.5%	16.0%	16.0%	13.8%	13.4%	17.3%	--	13.9%
Dividend payout ratio (2)	92%	102%	101%	119%	114%	359%	--	142%
Balance Sheet								
Investments, at fair value	$818.5	$1,222.7	$1,115.1	$917.6	$835.9	$642.9	$612.5	
Total shareholders' equity	509.9	689.8	562.7	511.3	419.8	305.7	278.3	
NAV / share	$12.68	$11.74	$10.01	$9.39	$7.71	$5.61	$5.26 (3)	
Operating Ratios								
Return on equity:								
GAAP	10.1%	3.3%	(5.7%)	3.3%	(11.5%)	(24.6%)	(18.0%) (1) (7)	(4.7%)
Operating	12.3	13.0	10.9	8.9	7.2	1.9	1.2 (1) (7)	8.4
Portfolio yield (4)	13.6	12.5	12.2	11.7	10.6	6.5	5.9 (7)	
Portfolio yield (simplified) (5)	12.5	11.9	11.5	10.5	9.5	7.7	7.7 (7)	
Non-accrual % of total portfolio (at fair value)	0.5	1.3	4.2	6.6	7.8	7.5	9.1	
Debt / equity (regulatory) (6)	0.63x	0.71x	0.78x	0.70x	0.76x	0.87x	0.95x	
Debt / equity (GAAP)	0.71	0.86	1.04	0.99	1.11	1.30	1.43	

Broadhaven
CAPITAL PARTNERS

Source: Company filings, S&P Global
1. Excludes $11.5mm of estimated expenses related to Project Integrate
2. Dividends paid / net investment income
3. 3/31/19 NAV adjusted to exclude the impact of Integrate expenses related to the Delaware litigation of $8.5mm; also excludes $600k relating to MCC purchasing $5mm of incremental insurance
4. The weighted average yield is based upon original cost on MCC's income bearing debt investments
5. Total interest and dividend income / average investments at fair value
6. Regulatory leverage excludes SBA debt; MCC surrendered its SBA license in 2Q19
7. Represents an annualized 3/31/19 figure

MDLY Summary Financials

$mm unless otherwise stated	Fiscal Year 12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	Quarter 3/31/2019	CAGR 2013-Q1 2019
FEAUM								
Total FEAUM	$2,006	$3,058	$3,302	$3,190	$3,158	$2,785	$2,711	5.9%
Total AUM	2,283	3,682	4,779	5,335	5,198	4,712	4,668	14.6
Income Statement								
Management fees (1)	22.8	41.7	54.2	51.3	53.2	47.1	10.9	13.2%
Other revenue	21.1	30.2	12.4	24.7	11.8	9.4	2.9	(11.0)
Total revenues	$43.9	$71.9	$66.6	$75.9	$65.0	$56.5	$13.8	4.4
Core EBITDA (2)	25.7	48.0	41.7	38.5	29.2	17.4	5.2	(3.9)
Core net income	23.2	40.9	29.7	25.5	15.1	4.1	0.7	(33.1)
Core net income per share	$0.45	$0.79	$0.61	$0.54	$0.33	$0.12	$0.02	
Balance Sheet								
Total assets	$550.0	$908.2	$119.8	$122.4	$127.9	$78.2	$84.5	
Total debt	27.7	100.9	100.9	102.0	126.1	127.5	127.8	
Total shareholders' equity	446.0	621.1	(17.7)	(47.7)	(77.1)	(110.6)	(109.4)	
Operating Ratios								
FEAUM growth		52%	8%	(3%)	(1%)	(12%)	(11%) (3)	
Revenue growth		64	(7)	14	(14)	(13)	(4) (3)	
EBITDA margin	58%	67	63	51	45	31	38	

Source: Company filings, S&P Global
1. Management fees excludes Part I incentive fees on permanent capital vehicles
2. Core EBITDA calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. 1Q19 Core EBITDA figure excludes one-time adjustments. See page 35 for schedule of adjustments
3. Represents annual growth rate based on 1Q18 figures

Broadhaven CAPITAL PARTNERS

MCC Trading History

Price Performance – Last 1 Year



$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
3.00
2.50
2.00
1.50
1.00
0.50
0.00
8/8/2018: Day prior to deal announcement
8/31/2018: $4.03 (high)
$3.39
3/11/2019: Delaware decision
$3.23
$2.33
6/27/2019: $2.20 (low)
Current $2.33
1 Month 2.41
3 Month 2.68
6 Month 2.96
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19
Volume (mm shares)
Price

Note: Market data as of July 26, 2019 as reported by Capital IQ

MCC Trading History

Price / NAV – Last 5 Years

Current P / NAV	46%
52 Week High	64
52 Week Low	43
YTD Median	55



120%
80%
40%
0%
8/20/2014:
105%
(high)
100%
8/8/2018: Day prior to deal announcement
3/11/2019: Delaware decision
48%
58%
46%
6/27/2019:
43%
(low)
Jul-14
Apr-15
Dec-15
Sep-16
May-17
Feb-18
Oct-18
Jul-19

Note: Market data as of July 26, 2019 as reported by Capital IQ

MDLY Trading History

Price Performance – Last 1 Year

Current	$2.38
1 Month	2.46
3 Month	2.60
6 Month	3.10


8/8/2018: Day prior to deal announcement
11/23/2018: $5.60 (high)
3/11/2019: Delaware decision
$3.45
$3.55
5/17/2019: $2.33 (low)
$2.38
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
1.50
1.25
1.00
0.75
0.50
0.25
0.00
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19
Volume (mm shares)
Price

Note: Market data as of July 26, 2019 as reported by Capital IQ

Broadhaven CAPITAL PARTNERS

III. Investment Portfolio Observations – SIC & MCC

Overview of SIC and MCC Portfolios

	SIERRA INCOME CORPORATION	MEDLEY CAPITAL CORPORATION
Portfolio Metrics	▪ Portfolio Size (Fair Value): $890mm ▪ Portfolio Size (At Cost): $953mm ▪ Non-Accruals (Fair Value): 4.5% ▪ Regulatory Leverage: 0.49x ▪ Portfolio Yield [1]: 8.9%	▪ Portfolio Size (Fair Value): $613mm ▪ Portfolio Size (At Cost): $680mm ▪ Non-Accruals (Fair Value): 9.1% ▪ Regulatory Leverage [2]: 0.95x ▪ Portfolio Yield [1]: 7.7%

Investment Portfolio Breakdown by Loan Type [3]


Subordinated Notes 7.6%
Senior Secured First Lien Notes 3.5%
Sierra JV 9.1%
Senior Secured First Lien Term Loans 47.5%
Equity / Warrants 13.3%
Senior Secured Second Lien Term Loans 19.0%


Senior Secured Second Lien Term Loans 5.9%
Senior Secured First Lien Notes 3.1%
Unsecured Debt 0.4%
MCC JV 12.3%
Senior Secured First Lien Term Loans 57.6%
Equity / Warrants 20.7%

Investment Portfolio Breakdown by Sector [3]


Others 26.5%
Business Services 18.0%
Construction & Building 5.6%
Multi-Sector Holdings 16.6%
Wholesale 5.7%
Healthcare & Pharmaceuticals 8.6%
Banking, Finance, Insurance & Real Estate 5.8%
Aerospace & Defense 6.2%
High Tech Industries 7.0%


Others 23.7%
Business Services 17.8%
Containers, Packaging & Glass 4.7%
Construction & Building 14.7%
Energy: Oil & Gas 5.1%
Aerospace & Defense 5.8%
Multisector Holdings 12.3%
Healthcare & Pharmaceuticals 6.8%
High Tech Industries 9.1%

Broadhaven CAPITAL PARTNERS

Note: 3/31/2019 results based on 10Qs
1. Total interest and dividend income / average investments at fair value
2. Excludes SBA debt
3. Annualized; based on fair value

Portfolio Overlap – Total Portfolio

Portfolio as of 3/31/2018 vs 3/31/2019

Total Portfolio – March 31, 2019 (1)

SIC


Overlap
37%
Non-
Overlap
63%

FMV: $890mm

MCC


Non-
Overlap
50%
Overlap
50%

FMV: $531mm

Total Portfolio – At Announcement of Original Transaction (2)

SIC


Non-
Overlap
52%
Overlap
48%

FMV: $1,392mm

MCC


Non-
Overlap
50%
Overlap
50%

FMV: $910mm

Source: Medley Management
1. March 31, 2019 data per Medley Management, adjusted for the sale of certain Medley SBIC, LP investments to pay down the outstanding $135mm of SBA Debentures
2. March 31, 2019 SIC fair value includes on-book, SIC TRS, and SIC SLS positions; MCC fair value includes on-book MCC, MCC SLS and MCC SBIC positions

Portfolio Comparison – Pre-2Q15 vs Post-2Q15 Vintage

Portfolio as of 3/31/2018 vs 3/31/2019

Total Portfolio – March 31, 2019 (1)

SIC


2Q15 & Earlier Vintage 20%
3Q15 & Later Vintage 80%

FMV: $890mm

MCC


3Q15 & Later Vintage 49%
2Q15 & Earlier Vintage 51%

FMV: $531mm

Total Portfolio – At Announcement of Original Transaction (2)

SIC


2Q15 & Earlier Vintage 26%
3Q15 & Later Vintage 74%

FMV: $1,392mm

MCC


3Q15 & Later Vintage 53%
2Q15 & Earlier Vintage 47%

FMV: $910mm

Source: Medley Management
1. March 31, 2019 data per Medley Management, adjusted for the sale of certain Medley SBIC, LP investments to pay down the outstanding $135mm of SBA Debentures
2. March 31, 2019 SIC fair value includes on-book, SIC TRS, and SIC SLS positions; MCC fair value includes on-book MCC, MCC SLS and MCC SBIC positions

IV. Valuation Analysis – SIC & MCC

SIC and MCC Valuation Observations

Developments Since Original Transaction Announcement

- BDCs are currently trading at 91% of NAV vs 92% of NAV on August 8, 2018, the day prior to the announcement of the Original Transaction
- MCC is currently trading at 46% of NAV (1) vs 48% of NAV on August 8, 2018, the day prior to the announcement of the Original Transaction
  - MCC NAV / share has declined 18% (2) from 6/30/18 to 3/31/19
  - MCC's stock price has declined 31% from August 8, 2019 to July 26, 2019
- SIC's portfolio overlap with MCC has decreased from 48% to 37% from 6/30/18 to 3/31/19
- SIC's exposure to assets originated prior to June 30, 2015 has declined while MCC's has increased modestly
- SIC's GAAP Debt / Equity has declined from 0.54x in 6/30/18 to 0.49x in 3/31/19 while MCC's Regulatory Debt / Equity has increased from 0.79x in 6/30/18 to 0.95x in 3/31/19 (3)

Comparison Between SIC and MCC

- SIC and MCC are similar in important ways:
  - Meaningful portfolio overlap (approximately 37% by dollar value of the credits at SIC are also present at MCC) as of 3/31/19
  - Same external manager
  - Substantially similar investment strategy
- There are two important differences between the respective portfolios
  - Higher credit risk in the MCC portfolio vs the SIC portfolio as demonstrated by
    - The higher percentage of non-accrual holdings to the fair value of the total portfolio of 9.1% at MCC compared to 4.5% at SIC, and
    - The higher concentration in pre 2Q15 vintage assets
  - Higher leverage at MCC

Broadhaven CAPITAL PARTNERS

Source: Market data as of July 26, 2019 as reported by Capital IQ

1. 46% NAV based on market price as of July 26, 2019 and latest reported NAV of $5.11 at 3/31/2019. Using reported 3/31/2019 NAV adjusted to exclude the impact of Integrate expenses related to the Delaware litigation at MCC of $8.5mm and $600k relating to MCC purchasing $5mm of incremental insurance, the P/NAV would be 44%
2. NAV adjusted to exclude the impact of Integrate expenses related to the Delaware litigation of $8.5mm; also excludes $600k relating to MCC purchasing $5mm of incremental insurance
3. SIC GAAP debt / equity excludes TRS debt in 2Q18; MCC regulatory debt / equity excludes SBA debt

BDC Industry Price / NAV Trading History

Price / NAV – Since June 30, 2018

Price / NAV (%)



8/8/2018:
Day prior to deal announcement
3/11/2019:
Delaware decision
100%
90%
80%
70%
60%
50%
40%
92% NAV
93% NAV
91%
91%
2/22/2019:
93% NAV
(high)
12/21/2018:
76% NAV
(low)
2/26/2019
64% NAV
(high)
56%
58% NAV
48% NAV
6/27/2019:
43% NAV
(low)
46%
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Externally Managed Average (1)
Externally Managed Median (1)
MCC P / NAV (2)
MCC P / NAV (Median)

Broadhaven CAPITAL PARTNERS

Note: Market data as of July 26, 2019 as reported by Capital IQ

1. Externally Managed BDCs include ARCC, FSK, PSEC, TSLX, AINV, GBDC, NMFC, CGBD, SLRC, TCPC, GSBD, OCSL, BBDC, PFLT, PNNT, BKCC, GAIN, FDUS, TPVG, OXSQ, WHF, SUNS, GLAD, MRCC, OCSI, SCM, TCRD, MCC, SAR, MVC, OFS, HRZN, CPTA, GARS, and PTMN
2. 46% NAV based on market price as of July 26, 2019 and latest reported NAV of $5.11 at 3/31/2019. Using reported 3/31/2019 NAV adjusted to exclude the impact of Integrate expenses related to the Delaware litigation at MCC of $8.5mm and $600k relating to MCC purchasing $5mm of incremental insurance, the P/NAV would be 44%

Comparable Public Companies Analysis

		Market Data		Valuation			Operating		
Ticker	Company	Share Price 7/26/2019	Market Cap (mm)	Price / NAV	MRQ Div. Yield	Price / 2020E Earnings	MRQ Leverage[1]	Investments at Fair Value (mm)	2020E ROE
Internally Managed:									
MAIN	Main Street Capital Corporation	$41.91	$2,629	172%	5.7%	16.0x	0.46x	2,497	10.6%
HTGC	Hercules Capital, Inc.	12.98	1,350	127	9.9	9.4	0.98	2,081	13.2
CSWC	Capital Southwest Corporation	20.65	361	111	7.4	11.7	0.66	524	N/A
			Mean	**136%**	**7.6%**	**12.3x**	**0.70x**	**$1,701**	**11.9%**
			Median	**127**	**7.4**	**11.7**	**0.66**	**2,081**	**11.9**
Externally Managed:									
ARCC	Ares Capital Corporation	$18.21	$7,763	106%	8.8%	10.1x	0.84x	$13,064	10.3%
FSK	FS KKR Capital Corp.	5.96	3,115	76	12.8	7.7	0.82	7,440	9.9
PSEC	Prospect Capital Corporation	6.70	2,459	74	10.7	N/A	0.71	5,701	N/A
TSLX	TPG Specialty Lending, Inc.	19.76	1,305	121	7.9	9.8	0.67	1,825	12.3
GBDC	Golub Capital BDC, Inc.	18.25	1,108	114	7.0	14.2	0.79	1,955	N/A
NMFC	New Mountain Finance Corporation	13.85	1,212	103	9.8	10.4	1.24	2,522	10.4
AINV	Apollo Investment Corporation	16.52	1,123	87	10.9	8.7	0.86	2,408	N/A
CGBD	TCG BDC, Inc. (Carlyle)	15.22	923	88	9.7	8.4	1.04	2,155	N/A
SLRC	Solar Capital Ltd.	20.88	882	95	7.9	11.2	0.64	1,501	8.4
GSBD	Goldman Sachs BDC, Inc.	20.21	815	117	8.9	10.2	1.01	1,405	11.6
TCPC	BlackRock TCP Capital Corp.	14.09	828	99	10.2	8.6	0.85	1,605	11.4
OCSL	Oaktree Specialty Lending Corporation	5.28	744	81	7.2	9.8	0.64	1,505	N/A
BBDC	Barings BDC, Inc.	9.90	502	86	5.3	12.7	1.06	1,127	6.4
PFLT	PennantPark Floating Rate Capital Ltd.	11.73	455	89	9.7	10.0	0.95	961	N/A
PNNT	PennantPark Investment Corporation	6.68	448	76	10.8	8.3	0.88	1,245	N/A
BKCC	BlackRock Capital Investment Corporation	6.02	414	84	12.0	8.4	0.42	680	N/A
GAIN	Gladstone Investment Corporation	11.29	371	91	7.2	13.9	0.14	624	N/A
FDUS	Fidus Investment Corporation	16.20	396	98	9.6	10.3	0.28	670	9.6
TPVG	TriplePoint Venture Growth BDC Corp.	14.74	366	108	9.8	8.6	0.46	458	11.9
OXSQ	Oxford Square Capital Corp.	6.70	319	100	12.0	9.2	0.44	449	N/A
WHF	WhiteHorse Finance, Inc.	13.95	287	91	10.2	8.9	0.56	468	10.2
SUNS	Solar Senior Capital Ltd.	16.71	268	102	8.4	12.0	0.80	468	8.5
SCM	Stellus Capital Investment Corporation	14.52	275	101	9.4	10.3	0.46	541	9.7
GLAD	Gladstone Capital Corporation	9.48	278	117	8.9	N/A	0.46	388	N/A
MRCC	Monroe Capital Corporation	11.40	233	90	12.3	7.6	0.95	597	11.7
OCSI	Oaktree Strategic Income Corporation	8.25	243	85	7.5	N/A	1.07	592	N/A
TCRD	THL Credit, Inc.	6.60	211	74	12.7	7.6	0.78	498	9.7
MCC	Medley Capital Corporation	2.33	127	46	-	7.5 [2]	0.95	613	5.8 [2]
SAR	Saratoga Investment Corp.	25.50	204	106	8.6	10.0	0.69	409	N/A
MVC	MVC Capital, Inc.	9.59	170	74	6.3	N/M	0.65	357	N/A
HRZN	Horizon Technology Finance Corporation	12.14	164	105	9.9	9.2	0.84	266	N/A
OFS	OFS Capital Corporation	11.14	149	85	12.2	7.7	0.76	438	10.9
CPTA	Capitala Finance Corp.	9.50	153	82	10.5	9.5	0.79	455	8.6
GARS	Garrison Capital Inc.	7.06	113	68	13.0	8.1	1.68	481	8.4
PTMN	Portman Ridge Finance Corporation	2.30	86	60	17.4	7.7	0.82	238	8.1
			Mean	**91%**	**9.9%**	**9.6x**	**0.77x**	**$1,603**	**9.7%**
			Median	**90**	**9.7**	**9.2**	**0.79**	**624**	**9.8**

Broadhaven CAPITAL PARTNERS

Note: Market data as of July 26, 2019 as reported by Capital IQ; Financial data as of most recently reported quarter
1. Excludes SBA debt
2. Medley management projections adjusted to include $2mm of incremental insurance expense assumption

Selected Precedent Transactions

BDCs [1]

Date	Target	Acquirer	Firm Value (mm)	Stock % of Total Consideration (%)	Investment Portfolio Value (mm)	Price / MRQ NAV (%)	Price / LTM NII (x)	Price / NTM NII (x)	Premium to 1 Day Prior Share Price	Premium to 1 Month Prior Share Price
Nov-18	Golub Capital Investment Corporation [2]	Golub Capital BDC	$1,077	100%	$1,674	116%	14.5x	N/A	N/A	N/A
Jul-18	FS Investment Corporation [3]	Corporate Capital Trust	2,162	~100	3,992	86	10.4	10.6x	2%	4%
Apr-18	Triangle Capital Corporation [4]	Benefit Street Partners	981	--	1,016	90	8.4	10.4	9	3
May-17	NF Investment Corp.	TCG BDC, Inc.	154	5	267	100	10.0	N/A	N/A	N/A
Oct-16	Credit Suisse Park View BDC [5]	CION Investment Corporation	277	--	295	78	7.8	N/A	N/A	N/A
Jun-16	Full Circle Capital [6]	Great Elm Capital	86	94	91	106	9.6	N/A	N/A	N/A
May-16	American Capital [7]	Ares Capital	3,198	53	4,737	68	11.5	11.4	(12)	(13)
Sep-15	TICC Capital Corp (Cancelled)	TPG Specialty Lending	464	100	956	90	8.7	8.8	20	12
Apr-15	MCG Capital	PennantPark Floating Rate Capital	175	95	50	99	N/M	N/M	16	18
Aug-10	GSC Investment Corp	Saratoga Investment Corp	41	--	90	44	6.6	6.6	(40)	(29)
Oct-09	Allied Capital	Ares Capital	648	100	2,511	52	7.2	39.0	27	10
Aug-09	Patriot Capital Funding [8]	Prospect Capital	197	44	352	54	4.3	5.8	4	153
Mean						**82%**	**9.0x**	**13.2x**	**3%**	**20%**
Median						**88**	**8.7**	**10.4**	**7**	**7**

Broadhaven CAPITAL PARTNERS

Source: Company merger press releases, Company merger investor presentations, Company filings; Premiums as reported by Capital IQ
1. Data at the time of transaction announcement; Firm values include earnout provisions as applicable
2. Exchange ratio as of 9/30/2018 with GBDC share value as of the day prior to announcement
3. Exchange ratio as of 3/31/2018 and excludes merger-related adjustments and mandatory tax distribution for CCT pre-close; shares valued at FSIC P/NAV day prior to announcement; CCT shareholders will receive cash in lieu of fractional shares of FSIC common stock
4. Multiples exclude Barings' cash payment
5. Multiples exclude $120mm consideration for estimated indebtedness, transaction expenses and adjustments
6. Multiples include $5mm of special dividend
7. Excludes $275mm in cash from Ares Management and $562mm in cash for the sale of American Capital Mortgage Management
8. Multiples exclude $110.5mm consideration for estimated indebtedness

BDC Regression Analysis

Combined Internally and Externally Managed (1)



y = 0.09x + 0.01
R^2 = 0.58
120%
100%
80%
66%
60%
40%
Price / NAV
SIERRA
INCOME CORPORATION
MEDLEY (2)
CAPITAL CORPORATION
4.0
6.0
7.2 (2)
8.0
10.0
12.0
2020E ROE

Note: Market data as of July 26, 2019 as reported by Capital IQ

1. Externally Managed BDCs include ARCC, FSK, TSLX, NMFC, SLRC, TCPC, GSBD, FDUS, TPVG, WHF, SUNS, MRCC, SCM, TCRD, MCC, OFS, CPTA, GARS, and PTMN
2. Medley management projections adjusted to include $2mm of incremental insurance expense assumption

Side-by-Side Comparison of SIC and MCC

	SIC	MCC
	Quarter Ended	Quarter Ended
$mm unless otherwise stated	3/31/2019	3/31/2019
Investments, at Fair Value	$890	$613
Non-Accrual % of Portfolio (Fair Value)	4.5%	9.1%
Fair Value as % of Amortized Cost	93.4%	90.1%
GAAP ROE [1]	9.0%	(18.0%) [2]
Operating ROE [1]	5.3%	1.2% [2]
Portfolio Yield [1]	11.1%	5.9%
Portfolio Yield (Simplified) [1]	8.9%	7.7%
Debt / Equity (Regulatory)	0.49x	0.95x
Dividend Payout Ratio	178%	–

Broadhaven CAPITAL PARTNERS

Note: 3/31/2019 results based on 10Qs
1. Annualized figures
2. Excludes $11.5mm of estimated expenses related to Project Integrate

Illustrative SIC Analysis at Various Prices

Price Per Share	Metric	$3.36	$4.03	$4.70	$5.37	$6.04	$6.71
Price to NAV		*50%*	*60%*	*70%*	*80%*	*90%*	*100%*
Equity value [(1)]		**$337**	**$404**	**$472**	**$539**	**$607**	**$674**
P / Net Earnings Per Share							
	NI Per Share						
2019P	$0.26	12.9x	15.4x	18.0x	20.6x	23.2x	25.7x
2020P [(2)]	0.49	6.9	8.3	9.7	11.1	12.4	13.8
Yield per Share							
	NII Per Share						
Most recent quarter NII annualized	$0.35	10.6%	8.8%	7.6%	6.6%	5.9%	5.3%
Forecast dividend	0.44	13.1	10.9	9.4	8.2	7.3	6.6

Price / NAV Regression Analysis

- Implied ROE regression line demonstrates the implied ROE of a company at various discounts to NAV based on industry peer set [(3)]
- Deviations above or below the line illustrate an overvalued or undervalued price based on respective ROE

	ROE	$3.36	$4.03	$4.70	$5.37	$6.04	$6.71
Implied ROE along regression line		5.4%	6.6%	7.7%	8.8%	9.9%	11.0%
% above / below regression line:							
2019P	3.9%	13.9%	23.9%	33.9%	43.9%	53.9%	63.9%
2020P [(2)]	7.2	(15.6)	(5.6)	4.4	14.4	24.4	34.4

Implied P / NAV of Non-Duplicative Portfolio

- Illustrates the implied P/NAV for the non-duplicative portfolio by assuming the duplicative portfolio is valued at MCC's current trading level
- Alternative implied P/NAV for the non-duplicative portfolio, assuming all non-accruals are written down to $0

	$3.36	$4.03	$4.70	$5.37	$6.04	$6.71
Assumes unadjusted [(4)]	63%	74%	85%	96%	107%	118%
Assumes all non-accruals at $0 [(4) (5)]	63	73	83	93	104	114

Broadhaven CAPITAL PARTNERS

Note: Market data as of July 26, 2019 as reported by Capital IQ; Medley Management projections
1. Based on total shares outstanding of 100.5mm as of July 24, 2019, sourced from Medley Management
2. Medley management projections adjusted to include $2mm of incremental insurance expense assumption
3. Peer set includes ARCC, FSK, TSLX, NMFC, SLRC, TCPC, GSBD, FDUS, TPVG, WHF, SUNS, MRCC, SCM, TCRD, MCC, OFS, CPTA, GARS, and PTMN
4. Fair value of duplicates based on MCC and SIC portfolio as of March 31, 2019 per Medley Management; MCC portfolio pro forma for sale of certain holdings related to SBIC wind-down
5. Assumes full write-down of MCC and SIC non-accrual holdings as of March 31, 2019

SIC / MCC Exchange Ratio

	Exchange Ratio									
				(3/31/2019)						Original (As of 8/9/18)
	0.500x	0.550x	0.600x	0.660x	0.680x	0.700x	0.750x	0.800x	0.805x	0.805x
SIC Shares [1]	100.5	100.5	100.5	100.5	100.5	100.5	100.5	100.5	100.5	96.8
MCC Shares Issued	27.2	30.0	32.7	36.0	37.0	38.1	40.9	43.6	43.9	43.9
Total Shares	127.7	130.4	133.1	136.4	137.5	138.6	141.3	144.0	144.3	140.6
Binary Ownership										
SIC [1]	78.7%	77.0%	75.5%	73.6%	73.1%	72.5%	71.1%	69.7%	69.6%	68.8%
MCC [1]	21.3	23.0	24.5	26.4	26.9	27.5	28.9	30.3	30.4	31.2
Implied Contribution Result ← SIC at 75% 2018A NII 2019P NII	SIC at 70%		2020P NII	Adjusted NAV [3]		Risk Adj. NAV [4]	At NAV			
SIC Adj. NAV - at 75%										
Implied MCC Purchase Price	$2.52	$2.77	$3.02	$3.32	$3.42	$3.52	$3.77	$4.03	$4.05	$4.39
Premium / Discount to Market [2]	8%	19%	30%	43%	47%	51%	62%	73%	74%	30%
Implied MCC P / Adj. NAV	48%	53%	57%	63%	65%	67%	72%	77%	77%	68%
SIC Adj. NAV - at 70%										
Implied MCC Purchase Price	$2.35	$2.58	$2.82	$3.10	$3.19	$3.29	$3.52	$3.76	$3.78	$4.10
Premium / Discount to Market [2]	1%	11%	21%	33%	37%	41%	51%	61%	62%	21%
Implied MCC P / Adj. NAV	45%	49%	54%	59%	61%	63%	67%	72%	72%	64%

Broadhaven
CAPITAL PARTNERS

Source: Company filings; Medley Management; 3/31/2019 NAV adjusted to exclude the impact of Integrate expenses related to the Delaware litigation at MCC of $8.5mm; also excludes $600k relating to MCC purchasing $5mm of incremental insurance

1. Based on SIC and MCC total shares outstanding of 100.5mm and 54.5mm, respectively, as of July 24, 2019, sourced from Medley Management
2. Market data as of July 26, 2019, sourced from Capital IQ
3. Assumes non-accrual portfolio valued at $0
4. Adjusted for potential unrealized losses pertaining to the watch list, potential unrealized gains pertaining to certain portfolio companies with potential upside and realized loss from SBIC sales and debt extinguishment

V. Valuation Analysis – MDLY

MDLY Summary Financials

$mm unless otherwise stated	Actual Results		Management Forecast			
	2017A	**2018A**	**2019P**	**2020P**	**2021P**	**2022P**
FEAUM						
SIC	$1,188	$1,030	$1,098	$1,319	$1,606	$1,772
MCC	900	714	535	576	611	638
SMAs and other (1)	1,070	1,041	1,208	1,736	2,396	3,057
Total FEAUM	$3,158	$2,785	$2,841	$3,631	$4,613	$5,467
Income Statement						
SIC	$21.2	$19.0	$18.3	$21.5	$26.3	$30.0
MCC	17.3	13.5	10.5	9.5	10.5	11.0
SMAs and origination fees	14.7	14.6	16.2	21.9	30.2	39.5
Management fees	$53.2	$47.1	$45.0	$52.9	$67.0	$80.5
Management incentive fees	4.9	--	5.5	13.2	17.8	27.4
Performance fees	(2.0)	--	0.5	1.0	1.8	2.4
Other revenues	8.9	9.4	10.9	10.9	10.9	10.9
Total revenues	$65.0	$56.5	$61.9	$78.1	$97.5	$121.2
Compensation	$26.6	$31.7	$24.0	$28.9	$34.6	$43.0
Other Expenses	9	7	10	15	16	20
Total Expenses	$35.8	$39.1	$34.5	$43.5	$51.0	$62.5
Core EBITDA (2)	$29.2	$17.4	$27.4	$34.6(3)	$46.5(3)	$58.7 (3)
Operating Ratios						
FEAUM growth	(1%)	(12%)	2%	28%	27%	19%
Revenue growth	(14)	(13)	10	26	25	24
Core EBITDA margin	45	31	44	44	48	48

Broadhaven
CAPITAL PARTNERS

Source: Company filings; Medley Management projections
1. Includes FEAUM from new funds beginning in 2020P
2. Core EBITDA calculated as Core Net Income before interest expense, income taxes, depreciation and amortization; historical Core EBITDA sourced from Company filings
3. Medley management projections adjusted to include $2mm of incremental insurance expense assumption

MDLY – Purchase Price Components

	SIC P/NAV	
	70%	100%
Purchase Price		
Cash	$2.38	$2.38
Stock (at 0.2795x exchange ratio)	1.31	1.88
Purchase price, net of settlement adjustment	**$3.69**	**$4.26**
Plus: Settlement Adjustment		
Cash (1)	$0.48	$0.48
Stock (2)	0.60	0.85
Purchase price	**$4.77**	**$5.59**
Plus: Net debt (3)	$2.91	$2.91
Enterprise value	**$7.68**	**$8.50**
Less: Basis step-up value (4)	($0.98)	($0.98)
Adjusted enterprise value	**$6.70**	**$7.52**

Note: Based on total shares outstanding of 35.2mm as of July 24, 2019, sourced from Medley Management

1. Based on $17mm cash deduction to MDLY purchase price; value per share based on 35.2mm shares as of July 24, 2019, sourced from Medley Management
2. Based on $30mm stock deduction to MDLY purchase price at 100% NAV valuation; value per share based on 35.2mm shares as of July 24, 2019, sourced from Medley Management
3. Net debt as of March 31, 2019 per company filings; debt excludes loans payable; cash adjusted to include $7.8mm of RSU compensation paid as deal consideration
4. The basis step-up from an accounting perspective is based on nominal purchase prices; value per share based on 35.2mm shares as of July 24, 2019, sourced from Medley Management; discount rate of 12%

MDLY Analysis at Various Prices

SIC P/NAV of 70% (1)

Purchase price	**$4.77**
Net debt (2)	2.91
Enterprise value	**$7.68**
Basis step-up value (3)	(0.98)
Enterprise value net of basis step-up	**$6.70**

EV / Revenue multiple	Gross	Per Share	Enterprise value (8)	Enterprise value net of basis step-up (9)	M&A Comps
Run rate (4)	$55.1	$1.57	4.9x	4.3x	6.0x - 7.0x
2019P	61.9	1.76	4.4	3.8	6.0 - 7.0
EV / EBITDA multiple					
Run rate (4)	$20.8	$0.59	13.0x	11.3x	12.0x - 14.0x
Run rate (adj. for management comp) (4)(5)	17.8	0.51	15.2	13.3	12.0 - 14.0
2019P	27.4	0.78	9.9	8.6	12.0 - 14.0
2019P (adj. for management comp) (5)	24.4	0.69	11.1	9.7	12.0 - 14.0
2020P (6)	34.6	0.98	7.8	6.8	
2020P (adj. for management comp) (5)(6)	31.6	0.90	8.6	7.5	
2020P (downside) (7)	25.9	0.74	10.4	9.1	

Broadhaven CAPITAL PARTNERS

Source: Medley Management projections
1. Assumes SIC is valued at 70% of NAV, implying $4.70 per share
2. Net debt as of March 31, 2019 per company filings; debt excludes loans payable; cash adjusted to include $7.8mm of RSU compensation paid as deal consideration
3. Based on nominal purchase prices from an accounting perspective; value per share based on 35.2mm shares as of July 24, 2019, sourced from Medley Management; discount rate of 12%
4. Run rate is 1Q19 annualized
5. Includes normalized management compensation of $3mm
6. 2020P figures further adjusted to include $2mm of incremental insurance expense assumption
7. Assumes 25% haircut to 2020P Core EBITDA
8. Calculated using enterprise value of $7.68
9. Calculated using enterprise value net of basis step-up of $6.70

MDLY Core EBITDA Reconciliation

$mm unless otherwise stated	**Quarter Ended 3/31/2019**
Revenue	$13.8
Reported Core EBITDA	$3.9
Core EBITDA Margin	*28.2%*
Adjustments:	
1Q19 Stock Comp Related to One-Time Accelerated Vesting	$0.5
1Q19 Comp Related to Employee Departures (4 Employees)	$0.5
Payroll Taxes & Employee Benefits	$0.3
Quarterly Run Rate Core EBITDA	**$5.2**
Run Rate Core EBITDA Margin	*37.7%*
Annualized Run Rate Core EBITDA	**$20.8**

Note per Medley management: Q1 actual expense for payroll taxes is higher in Q1 each year compared to Q2 through Q4 due to the payment of year-end bonuses. Many employees reach the statutory limit for the employer portion of FICA during Q1. For projection purposes the total annual expense was spread out evenly throughout the year. Q1 actual expense for 401k profit sharing is higher in Q1 each year compared to Q2 through Q4 due to the payment to year-end bonuses. The profit sharing expense is equal to 3% of eligible wages up to a maximum of $280,000. For projection purposes the total annual expense was spread out evenly throughout the year

MDLY Projections

Build to 2019P and 2020P Core EBITDA


$20.8
5.3
0.5
2.7
(1.8)
0.0
$27.4
7.1
3.3
5.7
(1.0)
(5.9)
(0.0)
$36.6
1Q19 annualized EBITDA
SIC incentive fees
SIC mgmt. fees
Institutional / SMAs fees
MCC mgmt. fees
Other
2019P Core EBITDA
SIC incentive fees
SIC mgmt. fees
Institutional / SMAs fees
MCC mgmt. fees
Compensation
Other
2020P Core EBITDA

2019P Bridge Commentary

- **SIC incentive fees**: SIC begins paying incentive fees in 3Q19 as a result of increased leverage as described below
  - Estimated to have missed the hurdle in 2Q19 by ~$200k
- **SIC management fees**: Leverage increases from 0.49x in 1Q19 to 0.62x in 4Q19
- **Institutional / SMAs**: deployment of ~$205mm of existing commitments ($1.1bn of total committed but uncalled capital)
- **MCC management fees**: decreased fees due to expected decline in MCC AUM from $696mm in the quarter ended 3/31/19 to $535mm in the quarter ended 12/31/19

2020P Bridge Commentary

- **SIC incentive fees**: incentive fees earned over all 4 quarters
- **SIC management fees**: Leverage increases from 0.62x in 4Q19 to 0.80x in 4Q20
- **Institutional / SMAs**: Continued deployment of existing commitments, launch of the Medley Tactical Opportunities Fund ($150mm in AUM by 4Q20), launch oft the Medley Senior Loan Strategy Fund ($75mm in AUM by 4Q20), growth in SOF / STRF due to new distribution partner ($55mm added over 2020), and fundraising for MCOF (adding $100mm over 2020)
- **MCC management fees**: decline in AUM stabilizes in the half ended 6/30/20, followed by moderate growth to $576mm by 12/31/20
- **Compensation**: Increase in compensation to maintain 37% margin

Basis Step-up Valuation

$mm unless otherwise stated	2020P	2021P	2022P	2023P	…	2034P
Total deductions to MDLY	$15.2	$15.2	$15.2	$15.2	…	$15.2
Tax rate	*33%*	*33%*	*33%*	*33%*	…	*33%*
Cash tax benefit to MDLY	$5.1	$5.1	$5.1	$5.1	…	$5.1
Present value of cash tax benefits	**$4.5**	**$4.0**	**$3.6**	**$3.2**	…	**$0.9**

Future Value	
Cash tax benefits	**$75.8**
MDLY diluted shares outstanding	35.2 [(1)]
Cash tax benefits per share	**$2.15**

Present Value	
Cash tax benefits	**$34.4**
MDLY diluted shares outstanding	35.2 [(1)]
Cash tax benefits per share	**$0.98**

Sensitivity – Cash Tax Benefits to MDLY

	Present Value of Cash Tax Benefits	
Discount Rate (%)	Total Value	Value per Share
8.0	43.3	1.23
10.0	38.4	1.09
12.0	34.4	0.98
14.0	31.0	0.88
16.0	28.2	0.80

Note: The basis step-up from an accounting perspective is based on the nominal purchase price
1. As of July 24, 2019, sourced from Medley management

Confidential

MDLY Valuation Summary

Implied MDLY Share Price

$mm, unless otherwise stated

Implied Share Price ($)

$3.79 (6) $4.77 (7)

Precedent Transactions	**Metric**	**Range**	**Implied Share Price – Low**	**Implied Share Price – High**
Run rate revenue (1)	$55.1	6.0x — 7.0x	$6.49	$8.05
Core EBITDA				
Run rate (1)	20.8	12.0x — 14.0x	4.18	5.36
Run rate (adj. for management comp) (1)(2)	17.8		3.16	4.17
2019P	27.4		6.45	8.01
2019 (adj. for management comp) (2)	24.4		5.42	6.81
2020P (3)	34.6		8.89	10.86
2020 (adj. for management comp) (2)(3)	31.6		7.87	9.67
Discounted Cash Flows Analysis				
Management Forecast			7.87	18.24
Downside (4)			4.44	10.42
Analyst Research Reports: Credit Suisse (April 2019) (5)			2.00	6.00

5.00 (5)

Broadhaven CAPITAL PARTNERS

Source: Medley management projections
1. Run rate is 1Q19 annualized
2. Includes normalized management compensation of $3mm
3. Medley management projections adjusted to include $2mm of incremental insurance expense assumption
4. Downside case assumes revenue growth haircut between 10%-50% and EBITDA margin contraction between 2%-10%
5. Based on Credit Suisse analyst research report "More Positive on the Stock Despite Dividend Cut Risk" published April 17, 2019; Target price of $5.00
6. Implied purchase price assuming SIC is valued at 70% P / NAV post basis-step-up adjustment
7. Implied purchase price assuming SIC is valued at 70% P / NAV pre basis-step-up adjustment

Discounted Cash Flow Analysis: Management Forecast

	2019E	2020E	2021E	2022E	2023E	2024E
Financial Summary:						
Revenues	61.9	78.1	97.5	121.2	150.7	187.4
Revenue Growth	*9.5%*	*26.1%*	*24.9%*	*24.3%*	*24.3%*	*24.3%*
Core EBITDA	27.4	36.6	48.5	60.7	75.5	93.8
Core EBITDA Margin	*44.3%*	*46.9%*	*49.7%*	*50.1%*	*50.1%*	*50.1%*
D&A	0.7	0.7	0.7	0.7	0.7	0.7
Capex	0.9	0.9	0.9	0.9	0.9	0.9
Net Working Capital	12.4	15.6	19.5	24.2	30.1	37.5
DCF Analysis:						
Free Cash Flow						
EBIT	–	35.9	47.7	60.0	74.7	93.1
Plus D&A & Other Expenses	–	0.7	0.7	0.7	0.7	0.7
Less Capex	–	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)
Less Unlevered Income Taxes	–	(11.8)	(15.8)	(19.8)	(24.7)	(30.7)
Change in Working Capital	–	(3.2)	(3.9)	(4.7)	(5.9)	(7.3)
Cash Flows	–	**20.7**	**28.0**	**35.3**	**44.0**	–
Total Terminal Value	–	–	–	–	**750.5**	–
Enterprise Value (1)					**539.8**	
Less Current Debt (2)					(122.6)	
Plus Current Cash (2)					20.3	
Equity Value ($mm)					**437.5**	
Price Per Share (3)					*12.44*	

Key Assumptions

- 2019E – 2022E projections based on management forecast; 2023E – 2024E projections in line with management forecasts
- Assumes capital expenditures of 120% of D&A and change in NWC is 20% of revenue
- Valuation date as of December 31, 2019; Exit date on December 31, 2023
- Terminal value calculated using forward 8.0x EBITDA multiple applied to 2024E financials

Broadhaven
CAPITAL PARTNERS

Source: Medley Management projections
1. Assuming 14.0% WACC and 8.0x forward EBITDA in the terminal year
2. Balance sheet data as of March 31, 2019 per company filings; debt excludes loans payable; cash adjusted to include $7.8mm of RSU compensation paid as deal consideration
3. Based on 35.2mm shares as of July 24, 2019, sourced from Medley management

Discounted Cash Flow Analysis: Sensitivity Analysis

Sensitivities: EBITDA Terminal Multiple & Discount Rate

Enterprise Value ($mm)

Discount Rate (%)	EBITDA Terminal Multiple (x) 6.0x	7.0x	8.0x	9.0x	10.0x
10.0%	488	552	616	680	744
12.0%	457	517	576	636	695
14.0%	429	484	540	595	651
16.0%	403	455	506	558	610
18.0%	379	427	476	524	573

Share Price ($)

Discount Rate (%)	EBITDA Terminal Multiple (x) 6.0x	7.0x	8.0x	9.0x	10.0x
10.0%	10.96	12.78	14.60	16.42	18.24
12.0%	10.08	11.78	13.47	15.17	16.86
14.0%	9.28	10.86	12.44	14.02	15.60
16.0%	8.55	10.02	11.49	12.96	14.44
18.0%	7.87	9.24	10.62	11.99	13.37

Sensitivities: Revenue Growth Haircut and Core EBITDA Margin Haircut

Enterprise Value ($mm)

Core EBITDA Margin Haircut (%)	Revenue Growth Haircut (%) 10.0%	20.0%	30.0%	40.0%	50.0%
2.0%	469	424	383	346	312
4.0%	449	406	367	331	298
6.0%	429	388	350	316	285
8.0%	408	370	334	301	272
10.0%	388	351	318	287	258

Share Price ($)

Core EBITDA Margin Haircut (%)	Revenue Growth Haircut (%) 10.0%	20.0%	30.0%	40.0%	50.0%
2.0%	10.42	9.15	7.99	6.93	5.96
4.0%	9.85	8.64	7.52	6.51	5.58
6.0%	9.28	8.12	7.06	6.08	5.20
8.0%	8.70	7.60	6.59	5.66	4.82
10.0%	8.13	7.08	6.12	5.24	4.44

Key Assumptions

- Assumptions consistent with the prior page
- Revenue growth haircut represents a percentage decline in revenue growth (e.g., a 50% haircut implies the annual revenue growth is half of the projected growth)
- EBITDA margin haircut implies a deduction in EBITDA margin (e.g., a 10% haircut implies 2024E Core EBITDA margin of 40.1% vs. the projected margin of 50.1%)

Asset Management EV / NTM EBITDA

Last 5 Years

Current EV / NTM EBITDA	8.1x
52 Week High	8.2
52 Week Low	5.8
YTD Median	7.4


14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
Jul-14
Apr-15
Dec-15
Sep-16
May-17
Feb-18
Nov-18
Jul-19
8.1x
8.1x
Traditional AM Comps
5 Year Median

Note: Market data as of July 26, 2019 as reported by Capital IQ

Selected Precedent Transactions

BDC Managers / Management Contracts [1]

			Firm	Adj. Firm		Firm Value to:			
			Value	Value	AUM	Pro Forma	Step Up	Pro Forma	Step Up
Date	Target / Advisor Replaced	Acquirer	($mm)	($mm)	($bn)	Revenue	Adj. Revenue	EBITDA	Adj. EBITDA
Dec-18	KCAP [2]	BC Partners	$25	$21	$0.3	6.0x	5.1x	11.9x	10.1x
Oct-18	Benefit Street Partners [3]	Franklin Resources Inc.	1,126	1,023	26.2	6.8	6.2	13.6	12.3
Apr-18	Tennenbaum Capital Partners	BlackRock	380	N/A	9.6	N/A	N/A	N/A	N/A
Apr-18	TCAP Internally Managed Advisor [2]	Barings	85	72	1.2	6.2	5.2	12.4	10.5
Jul-17	Fifth Street Asset Management [4]	Oaktree Capital Management	320	272	2.6	6.0	5.1	11.9	10.1
Jul-16	BDCA Advisors	Benefit Street Partners	N/A	N/A	2.6	N/A	N/A	N/A	N/A
Mean						**6.2x**	**5.4x**	**12.4x**	**10.8x**
Median						**6.1**	**5.2**	**12.1**	**10.3**

- Pro forma revenue calculated based on gross assets and new management fee rates at announcement where available
- Pro forma EBITDA calculated assuming 50% EBITDA margin
- Step-up adjusted multiple based on reducing the purchase price by the NPV of the basis step-up assuming zero starting basis, 33% tax rate, 12% discount rate and a 15-year amortization period

Broadhaven
CAPITAL PARTNERS

Source: Company merger press releases, investor presentations and filings
1. Data at the time of transaction announcement; Deal values include earnout provisions as applicable
2. Assumes no incentive fees
3. Firm value calculated by assuming upfront consideration is 50% of total consideration; NPV of the earnout calculated assuming equal payments of the remaining consideration over 6 years at a discount rate of 14%; Revenue multiple based on run-rate revenue and AUM at announcement
4. Pro forma revenue includes most recent quarter annualized incentive fees from FSC and FSFR

VI. Merger Analysis

Merger Analysis – NII and ROE

- **MCC**: 100% stock at 0.66x per share exchange ratio
- **MDLY**: In aggregate, $2.38 cash per share and 0.2795x per share exchange ratio (net of settlement liability)
- **Settlement**: $17mm of cash and $30mm of shares (issued at pro forma NAV) paid to MCC shareholders

Net Investment Income	**2020P**
SIC net investment income (1)	**$49.7**
MDLY pre-tax core net income (1)	$23.1
Less: Basis step-up amortization	(15.2)
MDLY taxable net income	$7.9
Less: Tax expense	(2.6)
MDLY After-tax net income	$5.3
Plus: Basis step-up amortization	$15.2
MDLY after-tax net income	**$20.5**
MCC net investment income (1)	**$16.9**
Estimated expense savings	6.8
Deal related compensation (2)	(2.5)
Incremental GAAP compensation	(5.3)
Incremental insurance savings	2.5
Pro forma net investment income	**$88.6**
Pro forma weighted average shares outstanding	*154.5*

Net Investment Income Per Share Accretion / Dilution	**2020P**
Pro forma net investment income per share	$0.57
Standalone SIC net investment income per share	0.49
% Increase / Decrease	**18.1%**

Operating ROE bps Increase / Decrease	**2020P**
Pro forma operating ROE	8.7%
Standalone SIC operating ROE	7.2
bps Increase / Decrease	**1.56**

Broadhaven CAPITAL PARTNERS

Note: Medley Management projections
1. Medley management projections adjusted to include $2mm of incremental insurance expense assumption
2. Assumes deal related compensation is paid in 2020P after the deal closes

Merger Analysis – NAV and Leverage

Pro Forma Fully Diluted Shares Outstanding	3/31/2019
SIC shares outstanding [(1)]	100.5
Issued to MCC	36.0
Issued to MDLY	9.8
Issued to MCC shareholders in relation to settlement	4.5
Pro forma shares outstanding	**150.7**

Net Asset Value Per Share Accretion / Dilution	3/31/2019
SIC net asset value	$667.4
SIC DRIP Plan shares issued in 2Q19 [(2)]	6.6
MCC stock consideration	241.2
Stock settlement expense to MCC	30.0
MDLY stock consideration	66.0
Transaction fees	(3.9)
Integrate insurance expense recovery	8.5
Additional insurance at MCC [(3)]	(0.6)
Estimated net plaintiff fees [(4)]	(1.0)
Pro forma adjusted net asset value	**$1,014.1**
Pro forma net asset value per share	$6.73
Standalone SIC net asset value per share	6.71
% Accretion / Dilution	**0.3%**

Leverage Increase / Decrease	3/31/2019
Pro forma leverage	0.58x
Standalone SIC leverage	0.48
Increase / Decrease	**0.10**

Broadhaven
CAPITAL PARTNERS

Note: Medley Management projections
1. As of July 24, 2019, sourced from Medley management
2. Assumes 977k of SIC shares issued through the DRIP Program in 2Q19 (per MDLY management) is issued at 3/31/2019 NAV of $6.71
3. Pro rated premium pertaining to the purchase of $5mm of additional insurance by MCC
4. Assumes $10mm of plaintiff's fees and $9mm of insurance expense recovery

VII. SIC Acquiring Medley (ex. MCC)

MDLY Summary Financials Excl. MCC

- Projections exclude AUM, management fees and incentive fees related to MCC
- Estimated cost savings are primarily related to headcount reduction and reduced real estate costs of between $6.9mm to $9.7mm annually

	Actual Results		Adjusted Management Forecast Excl. MCC			
$mm unless otherwise stated	**2017A**	**2018A**	**2019P (3)**	**2020P**	**2021P**	**2022P**
FEAUM						
SIC	$1,188	$1,026	$1,098	$1,319	$1,606	$1,772
MCC	900	714	--	--	--	--
SMAs and other (1)	1,070	1,045	1,208	1,736	2,396	3,057
Total FEAUM	$3,158	$2,785	$2,306	$3,055	$4,002	$4,829
Income Statement						
SIC	$21.2	$19.0	$18.3	$21.5	$26.3	$30.0
MCC	17.3	13.5	--	--	--	--
SMAs and origination fees	14.7	14.6	16.2	21.9	30.2	39.5
Management fees	$53.2	$47.1	$34.5	$43.4	$56.5	$69.5
Management incentive fees	4.9	--	5.5	13.2	17.8	21.4
Performance fees	(1.7)	0.1	0.5	1.0	1.8	2.4
Other revenues	9.5	10.7	7.4	7.4	7.4	7.4
Total revenues	$65.8	$58.0	$47.9	$65.1	$83.5	$100.7
Compensation & benefits	$24.7	$28.0	$17.1	$23.0	$28.7	$37.2
Other expenses	11.7	17.4	10.5	13.6 (4)	15.4 (4)	18.5 (4)
Core EBITDA (low end) (2)	$29.4	$12.6	$20.3	$28.5	$39.4	$45.0
Additional expense savings	--	--	2.9	2.9	2.9	2.9
Core EBITDA (high end) (2)	$29.4	$12.6	$23.1	$31.3	$42.2	$47.9
Operating Ratios						
FEAUM growth	(1%)	(12%)	(17%)	32%	31%	21%
Revenue growth	(13)	(12)	(17)	36	28	21
Core EBITDA margin (low end)	45	22	42	44	47	45
Core EBITDA margin (high end)	45	22	48	48	51	48

Broadhaven
CAPITAL PARTNERS

Source: Company filings; Medley Management projections
1. Includes FEAUM from new funds beginning in 2020P
2. Core EBITDA calculated as Core Net Income before interest expense, income taxes, depreciation and amortization; represents $6.9mm of cost savings on the low end and $9.7mm of cost savings on the high end
3. 1Q19 – 3Q19 figures adjusted from MDLY management projections to exclude the impact of MCC, by applying MDLY's cost saving assumptions from 4Q19 onwards in the same manner to these periods
4. Medley management projections adjusted to include $2mm of incremental insurance expense assumption

MDLY Analysis at Various Prices (excl. MCC)

SIC P/NAV of 70% (1)

	With MCC	Excl. MCC
Purchase price	**$4.77**	**$3.69**
Net debt (2)	2.91	2.91
Enterprise value	**$7.68**	**$6.60**
Basis step-up value (3)	(0.98)	(0.95)
Enterprise value net of basis step-up	**$6.70**	**$5.65**

	With MCC	Excl. MCC		With MCC	Excl. MCC (x)		
EV / Revenue multiple	$mm	Low (8)	High (8)	(x)	Low (8)	High (8)	M&A Comps
Run rate (4)	$55.1	$41.2	$41.2	4.3x	4.8x	4.8x	6.0x - 7.0x
2019P	61.9	47.9	47.9	3.8	4.2	4.2	6.0 - 7.0
EV / EBITDA multiple							
Run rate (4)	$20.8	$13.9	$16.8	11.3x	14.3x	11.8x	12.0x - 14.0x
Run rate (adj. for management comp) (4)(5)	17.8	10.9	13.8	13.3	18.2	14.4	12.0 - 14.0
2019P	27.4	20.3	23.1	8.6	9.8	8.6	12.0 - 14.0
2019P (adj. for management comp) (5)	24.4	17.3	20.1	9.7	11.5	9.9	12.0 - 14.0
2020P (6)	34.6	28.5	31.3	6.8	7.0	6.3	
2020P (adj. for management comp) (5)(6)	31.6	25.5	28.3	7.5	7.8	7.0	
2020P (downside) (7)	25.9	21.3	23.5	9.1	9.3	8.5	

Broadhaven CAPITAL PARTNERS

Source: Medley Management projections
1. Assumes SIC is valued at 70% of NAV, implying $4.70 per share
2. Net debt as of March 31, 2019 per company filings; debt excludes loans payable; cash adjusted to include incremental $7.8mm related to compensation paid in the form of RSUs
3. Based on nominal purchase prices from an accounting perspective; value per share based on 35.2mm shares as of July 24, 2019, sourced from Medley Management; discount rate of 12%
4. Run rate is 1Q19 annualized
5. Includes normalized management compensation of $3mm
6. 2020P figures further adjusted to include $2mm of incremental insurance expense assumption
7. Assumes 25% haircut to 2020P Core EBITDA
8. Represents $6.9mm of cost savings on the low end and $9.7mm of cost savings on the high end

MDLY Valuation Summary

Based on Midpoint Expense Savings Scenario of $8.3mm

$mm, unless otherwise stated

Implied Share Price ($): $2.74 (5) / $3.69 (6)

	Metric	Range	Implied Share Price ($) Low	Implied Share Price ($) High
Precedent Transactions				
Run rate revenue (1)	$41.2	6.0x — 7.0x	$4.12	$5.29
Core EBITDA				
Run rate (1)	15.4	12.0x — 14.0x	2.34	3.21
Run rate (adj. for management comp) (1)(2)	12.4		1.31	2.02
2019P	21.7		4.50	5.74
2019 (adj. for management comp) (2)	18.7		3.48	4.54
2020P (3)	29.9		7.29	8.99
2020 (adj. for management comp) (2)(3)	26.9		6.27	7.79
Discounted Cash Flows Analysis				
Management Forecast			5.36	13.16
Downside (4)			2.88	7.33

Source: Medley management projections; represents average of low expense savings of $6.8mm case and high expense saving of $9.7mm case

1. Run rate is 1Q19 annualized
2. Includes normalized management compensation of $3mm
3. Medley management projections adjusted to include $2mm of incremental insurance expense
4. Downside case assumes revenue growth haircut between 10%-50% and EBITDA margin contraction between 2%-10%
5. Implied purchase price assuming SIC is valued at 70% P / NAV post basis-step-up adjustment
6. Implied purchase price assuming SIC is valued at 70% P / NAV pre basis-step-up adjustment

Discounted Cash Flow Analysis: Management Forecast

Based on Midpoint Expense Savings Scenario of $8.3mm

	2019E	2020E	2021E	2022E	2023E	2024E
Financial Summary:						
Revenues	47.9	65.1	83.5	100.7	121.4	146.3
Revenue Growth		*35.8%*	*28.4%*	*20.5%*	*20.5%*	*20.5%*
Core EBITDA (Low)	21.7	31.9	42.8	48.4	58.4	70.4
Core EBITDA Margin	*45.3%*	*49.0%*	*51.2%*	*48.1%*	*48.1%*	*48.1%*
D&A	0.7	0.7	0.7	0.7	0.7	0.7
Capex	0.9	0.9	0.9	0.9	0.9	0.9
Net Working Capital	9.6	13.0	16.7	20.1	24.3	29.3
DCF Analysis:						
Free Cash Flow						
EBIT	–	31.2	42.1	47.7	57.7	69.7
Plus D&A & Other Expenses	–	0.7	0.7	0.7	0.7	0.7
Less Capex	–	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)
Less Unlevered Income Taxes	–	(10.3)	(13.9)	(15.7)	(19.0)	(23.0)
Change in Working Capital	–	(3.4)	(3.7)	(3.4)	(4.1)	(5.0)
Cash Flows	**–**	**17.3**	**24.3**	**28.4**	**34.4**	**–**
Total Terminal Value	–	–	–	–	**563.1**	–
Enterprise Value (1)					**411.7**	
Less Current Debt (2)					(122.6)	
Plus Current Cash (2)					20.3	
Equity Value ($mm)					**309.4**	
Price Per Share (3)					*8.80*	

Key Assumptions

- 2019E – 2022E projections based on management forecast; 2023E – 2024E projections in line with management forecasts
- Assumes capital expenditures of 120% of D&A and change in NWC is 20% of revenue
- Valuation date as of December 31, 2019; Exit date on December 31, 2023
- Terminal value calculated using forward 8.0x EBITDA multiple applied to 2024E financials

Broadhaven CAPITAL PARTNERS

Source: Medley Management projections
1. Assuming 14.0% WACC and 8.0x forward EBITDA in the terminal year
2. Balance sheet data as of March 31, 2019 per company filings; debt excludes loans payable; cash adjusted to include incremental $7.8mm related to compensation paid in the form of RSUs
3. Based on 35.2mm shares as of July 24, 2019, sourced from Medley management

Discounted Cash Flow Analysis: Sensitivity Analysis

Based on Midpoint Expense Savings Scenario of $8.3mm

Sensitivities: EBITDA Terminal Multiple & Discount Rate

Enterprise Value ($mm)

Discount Rate (%)	EBITDA Terminal Multiple (x) 6.0x	7.0x	8.0x	9.0x	10.0x
10.0%	373	421	469	517	565
12.0%	350	394	439	484	529
14.0%	328	370	412	453	495
16.0%	309	348	386	425	464
18.0%	291	327	363	400	436

Share Price ($)

Discount Rate (%)	EBITDA Terminal Multiple (x) 6.0x	7.0x	8.0x	9.0x	10.0x
10.0%	7.70	9.06	10.43	11.80	13.16
12.0%	7.03	8.31	9.58	10.85	12.12
14.0%	6.43	7.61	8.80	9.98	11.17
16.0%	5.87	6.98	8.08	9.18	10.29
18.0%	5.36	6.39	7.42	8.45	9.48

Sensitivities: Revenue Growth Haircut and Core EBITDA Margin Haircut

Enterprise Value ($mm)

Core EBITDA Margin Haircut (%)	Revenue Growth Haircut (%) 10.0%	20.0%	30.0%	40.0%	50.0%
2.0%	360	328	299	272	247
4.0%	344	314	286	260	236
6.0%	328	299	273	248	225
8.0%	312	285	259	236	214
10.0%	296	270	246	224	203

Share Price ($)

Core EBITDA Margin Haircut (%)	Revenue Growth Haircut (%) 10.0%	20.0%	30.0%	40.0%	50.0%
2.0%	7.33	6.43	5.60	4.83	4.12
4.0%	6.87	6.02	5.22	4.49	3.81
6.0%	6.42	5.60	4.84	4.15	3.50
8.0%	5.96	5.18	4.47	3.80	3.19
10.0%	5.50	4.77	4.09	3.46	2.88

Key Assumptions

- Assumptions consistent with the prior page
- Revenue growth haircut represents a percentage decline in revenue growth (e.g., a 50% haircut implies the annual revenue growth is half of the projected growth)
- EBITDA margin haircut implies a deduction in EBITDA margin (e.g., a 10% haircut implies 2024E Core EBITDA margin of 40.1% vs. the projected margin of 50.1%)

Merger Analysis Excl. MCC – NII and ROE

Transaction Excludes Acquisition of MCC

- **MDLY**: In aggregate, $2.38 cash per share and 0.2795x per share exchange ratio
- **MCC**: not acquired

Net Investment Income	**Low 2020P**	**High 2020P**
SIC net investment income (1)	**$49.7**	**$49.7**
MDLY pre-tax core net income (1)	$17.0	$19.8
Less: Basis step-up amortization (1)	(15.2)	(15.2)
MDLY taxable net income	$1.7	$4.6
Less: Tax expense	(0.6)	(1.5)
MDLY After-tax net income	$1.2	$3.1
Plus: Basis step-up amortization	$15.2	$15.2
MDLY after-tax net income	**$16.4**	**$18.3**
Estimated expense savings	1.0	1.0
Deal related compensation (2)	(2.5)	(2.5)
Incremental GAAP compensation	(5.3)	(5.3)
Incremental insurance savings	1.0	1.0
Pro forma net investment income	**$60.3**	**$62.2**
Pro forma weighted average shares outstanding	*114.1*	*114.1*

Net Investment Income Per Share Accretion / Dilution	**2020P**	**2020P**
Pro forma net investment income per share	$0.53	$0.55
Standalone SIC net investment income per share	0.49	0.49
% Increase / Decrease	**8.8%**	**12.2%**

Operating ROE bps Increase / Decrease	**2020P**	**2020P**
Pro forma operating ROE	8.1%	8.4%
Standalone SIC operating ROE	7.2	7.2
bps Increase / Decrease	**0.94**	**1.20**

Note: Medley Management projections; represents $6.9mm of cost savings on the low end and $9.7mm of cost savings on the high end
1. Medley management projections adjusted to include $2mm of incremental insurance expense assumption
2. Assumes deal related compensation is paid in 2020P after the deal closes

Merger Analysis Excl. MCC – NAV and Leverage

Transaction Excludes Acquisition of MCC

Pro Forma Fully Diluted Shares Outstanding	**3/31/2019**
SIC shares outstanding [1]	100.5
Issued to MDLY	9.8
Pro forma shares outstanding	**110.3**

Net Asset Value Per Share Accretion / Dilution	**3/31/2019**
SIC net asset value	$667.4
SIC DRIP Plan shares issued in 2Q19 [2]	6.6
MDLY stock consideration	66.0
Transaction fees	(3.9)
Estimated net plaintiff fees [3]	(1.0)
Pro forma adjusted net asset value	**$735.0**
Pro forma net asset value per share	$6.66
Standalone SIC net asset value per share	6.71
% Accretion / Dilution	**(0.7%)**

Leverage Increase / Decrease	**3/31/2019**
Pro forma leverage	0.44x
Standalone SIC leverage	0.48
Increase / Decrease	**(0.04)**

Broadhaven CAPITAL PARTNERS

Note: Medley Management projections
1. As of July 24, 2019, sourced from Medley management
2. Assumes 977k of SIC shares issued through the DRIP Program in 2Q19 (per MDLY management) is issued at 3/31/2019 NAV of $6.71
3. Assumes $10mm of plaintiff's fees and $9mm of insurance expense recovery

MDLY Excl. MCC – Multiple and Accretion / Dilution Sensitivity

2020P Low

	Reduction to Projected Core EBITDA			
	25%	**15%**	**5%**	**0%**
Core EBITDA ($mm) (1)	$21.3	$24.2	$27.0	$28.5
Multiple (x)	9.3x	8.2x	7.4x	7.0x
NII Accretion / Dilution (%)	(1.7%)	3.6%	7.1%	8.8%

2020P High

	Reduction to Projected Core EBITDA			
	25%	**15%**	**5%**	**0%**
Core EBITDA ($mm) (1)	$23.5	$26.6	$29.8	$31.3
Purchase Multiple (x)	8.5x	7.5x	6.7x	6.3x
NII Accretion / Dilution (%)	0.9%	6.5%	10.4%	12.2%

Note: Medley Management projections
1. Medley management projections adjusted to include $2mm of incremental insurance expense assumption